UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Dec. 18, 2012 (Dec. 12, 2012)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction of incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

(860) 669-8630

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On December 12, 2012, Connecticut Water Service, Inc. (“we”, “us”, “our” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters identified therein (together, the “Underwriters”), which provides for the issuance and sale in an underwritten public offering (the “Offering”) by the Company and the purchase by the Underwriters of 1,475,000 shares of our common stock, without par value (the “Initial Securities”), at an offering price to the public of $29.25 per share.

We also granted to the Underwriters an option to purchase up to 221,250 additional shares of our common stock (the “Option Securities” and collectively with the Initial Securities, the “Securities”), to cover over-allotments, if any. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The Company and the Underwriters also agreed that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Directed Securities”) shall be reserved for sale by the Underwriters to the Company’s directors, officers and other employees (the “Directed Security Offerees”) as part of the distribution of the Securities by the Underwriters, subject to the terms of the Underwriting Agreement, subject to applicable laws and FINRA rules. To the extent that any such Directed Securities are not orally confirmed for purchase by any such Directed Security Offeree before 8:30 am (New York City time) on the first trading day on the Nasdaq Global Select Market after the date of the Underwriting Agreement, such Directed Securities may, at the sole and absolute discretion of the Representative, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Directed Security Offerees. On December 17, 2012, the Underwriters exercised their over-allotment option in full. The Offering and sale of the Initial Securities and the Option Securities closed on December 18, 2012.

The Securities have been registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (Registration No. 333-182577) previously filed on July 9, 2012 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on July 26, 2012.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of Murtha Cullina LLP relating to the legality of the issuance and sale of the Securities is attached as Exhibit 5.1 hereto.

The sale of the Securities, including the Underwriters’ exercise of the option to purchase all of the Option Securities, resulted in net proceeds to the Company of approximately $47.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds of the Offering as follows: (1) to repay approximately $36 million of our short-term indebtedness (including approximately $18 million of borrowings under our term loans with CoBank, ACB incurred in January 2012 in connection with our acquisition of The Maine Water Company and approximately $18 million of our line of credit with RBS Citizens Bank, N.A. that is available to all of our subsidiaries); and (2) to fund capital expenditures and for other general corporate purposes.

Item 8.01	Other Events

Press Releases

On December 12, 2012, the Company issued a press release related to the pricing of its public offering of common stock, which is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

On December 18, 2012, the Company issued a press release related to the closing of its public offering of common stock, which is filed with this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)	Exhibits

1.1	Underwriting Agreement between and among Connecticut Water Service, Inc. and Wells Fargo Securities, LLC, as representative for the several underwriters named therein, dated as of December 12, 2012, is filed herewith.

5.1	Opinion of Murtha Cullina LLP, dated December 18, 2012, is filed herewith.

23.1	Consent of Murtha Cullina LLP (included in Exhibit 5.1).

99.1	Company press release regarding pricing of a public offering, dated December 12, 2012, (incorporated by reference from Exhibit 99.1 to the Company’s Form 8-K filed on December 12, 2012).

99.2	Company press release regarding closing of a public offering, dated December 18, 2012, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: December 18, 2012	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between and among Connecticut Water Service, Inc. and Wells Fargo Securities, LLC, as representative for the several underwriters named therein, dated as of December 12, 2012, is filed herewith.

5.1	Opinion of Murtha Cullina LLP, dated December 18, 2012, is filed herewith.

99.2	Company press release regarding closing of a public offering, dated December 18, 2012, is filed herewith.